Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC. (the “Company”) on 10-Q for the period ended April 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Coker, President, Chief Executive Officer, Chief Financial Officer and Director (Duly Authorized Officer, Duly Authorized Principal Financial Officer, and Principal Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company

By:	/s/ Peter Coker
Name:	Peter Coker
Title:	President, Chief Executive Officer, Chief Financial Officer and Director (Duly Authorized Officer, Duly Authorized Principal Financial Officer, and Principal Executive Officer)

Date:  June 14, 2012